PROMISSORY NOTE

New Paltz, New York

July 30, 2007 (the **"Issuance Date")** **$125,000.00**

FOR VALUE RECEIVED, American Scientific Resources, Inc., a Nevada corporation (the "Company"), hereby promises to pay to the order of **Conni S. Tirotta** or her registered assigns (the "Holder") the principal amount of **125,000 and No/100 Dollars** on or before October 30, 2007, (the "Maturity Date"), and to pay interest on the unpaid principal balance hereof at the rate of Two percent (2%) per month from the Issuance Date in accordance with the terms hereof or otherwise. The principal balance of this Note shall be payable pursuant to Paragraph 1. Interest on this Note shall accrue and be payable pursuant to Paragraph 1.

1. Payments of Principal and Interest.

(a) Payment of Principal. The principal balance of this Note shall be paid to the Holder hereof on the Maturity Date.

(b) Payment of Interest. Interest on the unpaid principal balance of this Note shall accrue at a rate of Two percent (2%) per month commencing on the Issuance Date. Interest shall be computed on the basis of a 365-day year and actual days elapsed. Interest shall be paid monthly.

(c) Default Interest. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of three percent (3%) per month from the date thereof until the same is paid **("Default Interest")**.

(d) Collateral. In the event of a default, this note will be secured by the assets purchased, or 5,300 Thermofocus 1500 units. These units will be automatically become the property of the holder.

(d) General Payment Provisions. All payments of principal and interest on this Note shall be made in lawful money of the United States of America by check to such account as the Holder may from time to time designate by written notice to the Company in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. For purposes of this Note, **"Business Day"** shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the State of New York are authorized or required by law or executive order to remain closed.

(a) Certain Defined Terms. For purposes of this Note, the following terms shall have the following meanings:

(1) **"Other Notes"** means the convertible notes, other than this Note, issued by the Company pursuant to Subscription Documents.

(2) **"Person"** means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any

department or agency thereof.

3. Other Rights of Holder.

(a) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as **"Organic Change."** This note will be immediately payable and due in the event of an organic change. Prior to the consummation of any (i) Organic Change or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the **"Acquiring** Entity") a written agreement (in form and substance reasonably satisfactory to the Holder) to deliver to the Holder in exchange for this Note, a Note of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Note, and reasonably satisfactory to the Holder.

(b) Out of State Execution. The Company and the Holder hereby acknowledge that this Note was executed by the Company outside the State of New York and delivered to Holder outside the State of New York. Further, the Holder acknowledges that the Holder took possession and custody of the Note outside the State of New York.

4. Voting Rights. Holders shall have no voting rights, except as required by law, including but not limited to the New York Business Corporation Act and as expressly provided in this Note.

5. Defaults and Remedies.

(a) Events of Default. An **"Event of Default"** is: (i) default for thirty (30) days in payment of interest or Default Interest on this Note; (ii) default in payment of the principal amount of this Note when due; (iii) failure by the Company for thirty (30) days after notice to it to comply with any other material provision of this Note; (iv) if the Company pursuant to or within the meaning of any Bankruptcy Law; (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing that it is generally unable to pay its debts as the same become due; or (vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (I) is for relief against the Company in an involuntary case; (2) appoints a Custodian of the Company or for all or substantially all of its property; or (3) orders the liquidation of the Company or any subsidiary, and the order or decree remains unstayed and in effect for thirty (30) days. The Term **"Bankruptcy** Law" means Title I 1 , U.S. Code, or any similar Federal or State Law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(b) Remedies. If an Event of Default occurs and is continuing, the Holder of this Note may declare all of this Note, including any interest and Default Interest and other amounts due, to be due and payable immediately.

9. Change the Terms of this Note. This Note and any provision hereof may not be amended.

10. Lost or Stolen Note. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in a form reasonably acceptable to the Company and, in the case of mutilation, upon surrender and cancellation of the Notes, the Company shall execute and

deliver a new Note of like tenor and date and in substantially the same form as this Note.

11. Payment of Collection, Enforcement and Other Costs. If: (i) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (ii) an attorney is retained to represent the Holder of this Note in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Note, then the Company shall pay to the Holder all reasonable attorneys' fees, costs and expenses incurred in connection therewith, in addition to all other amounts due hereunder.

12. Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

13. Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

14. Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of New York, without giving effect to provisions thereof regarding conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in Miami Dade County, Florida, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by sending by certified mail or overnight courier a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. **EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.**

15. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).

16. Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any person as the drafter hereof.

17. Failure or Indulgence Not Waiver. No failure or delay on the part of this Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

IN WITNESS WHEREOF, the Company has caused this Note to be signed on behalf of the Company by Christopher Tirotta, Thomas Materna and Donald Bennett, Board Members, on and as of the Issuance Date.

American Scientific Resources, Inc.

____
Thomas Materna

____
Donald Bennett

____
Christopher F. Tirotta
CEO and Chairman of the Board

IN WITNESS WHEREOF, the Company has caused this Note to be signed on behalf of the Company l y Christopher Tirotta, Thomas Materna and Donald Bennett, Board Members, on and as of the Issuance Date.

American Scientific Resources, Inc.

____
Thomas Materna

Donald Bennett
Donald Bennett

____
Christopher F. Tirotta
CEO and Chairman of the Board

IN WITNESS WHEREOF, the Company has caused this Note to be signed on behalf of the Company by Christopher Tirotta, Thomas Materna and Donald Bennett, Board Members, on and as of the Issuance Date.

American Scientific Resources, Inc.

Thomas Materna

Donald Bennett

Christopher F. Tirotta
CEO and Chairman of the Board

IN WITNESS WHEREOF, the Company has caused this Note to be signed on behalf of the Company by Christopher Tirotta, Thomas Materna and Donald Bennett, Board Members, on and as of the Issuance Date.

American Scientific Resources, Inc.

____
Thomas Materna

____
Donald Bennett

____
Christopher F. Tirotta
CEO and Chairman of the Board